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                                                                    EXHIBIT 10.3


                          GUARANTOR SECURITY AGREEMENT

       This Guarantor Security Agreement ("Agreement") dated May 16, 2000 is by ELITE INFORMATION GROUP, INC., a Delaware corporation ("Guarantor"), in favor of MELLON BANK, N.A. ("Bank").

                               W I T N E S S E T H

       WHEREAS, Bank has entered or is about to enter into certain financing arrangements with Elite Information Systems, Inc., a California corporation ("Borrower") pursuant to which Bank may make loans and provide other financial accommodations to Borrower; and

       WHEREAS, Guarantor has executed and delivered or is about to execute and deliver to Bank a Continuing Guaranty in favor of Bank (the "Guaranty") pursuant to which Guarantor absolutely and unconditionally guarantees to Bank the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrower to Bank; and

       WHEREAS, Bank has conditioned its providing loans and other financial accommodations to Borrower on Guarantor's granting a security interest in substantially all of its assets in favor of Bank to secure Guarantor's obligations to Bank under its Guaranty;

       NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

       All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Guarantor, Borrower and Bank pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is cured or waived in accordance with Section 7.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

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       1.1 "Accounts" shall mean all present and future rights of Guarantor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

       1.2 "Collateral" shall have the meaning set forth in Section 2 hereof.

       1.3 "Credit Agreement" shall mean the Credit Agreement of even date herewith by and between Borrower, Guarantor and Bank, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.4 "Equipment" shall mean all of Guarantor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

       1.5 "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

       1.6 "Financing Agreements" shall mean, collectively, the Guaranty, the Credit Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any Obligor in connection with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.7 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

       1.8 "Guaranty" shall have the meaning set forth in the recitals hereto.

       1.9 "Inventory" shall mean all of Guarantor's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

       1.10 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Guarantor to Bank and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or under any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Credit Agreement or after the commencement of any case with respect to Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or



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not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Bank.

       1.11 "Obligor" shall mean Guarantor and any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

       1.12 "Person" or "person" shall mean any individual, sole proprietorship, limited liability company, limited liability partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

       1.13 "Records" shall mean all of Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Guarantor with respect to the foregoing maintained with or by any other person).

SECTION 2. GRANT OF SECURITY INTEREST.

       To secure payment and performance of all Obligations, Guarantor hereby grants to Bank a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Bank as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

       2.1 Accounts and other indebtedness owed to Guarantor;

       2.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, proceeds of letters of credit, bankers' acceptances and guaranties;

       2.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Guarantor now or hereafter held or received by or in transit to Bank or its affiliates or at any other depository or other institution from or for the account of Guarantor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods



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described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

       2.4 Inventory;

       2.5 Equipment;

       2.6 Records; and

       2.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 3. COLLATERAL COVENANTS.

       3.1 Accounts Covenants.

              (a) Bank shall have the right at any time or times, in Bank's name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

              (b) Guarantor shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment, with full recourse to Guarantor, all chattel paper and instruments which Guarantor now owns or may at any time acquire promptly upon Guarantor's receipt thereof, except as Bank may otherwise agree.

              (c) In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Guarantor shall upon Bank's request, (i) hold the returned Inventory in trust for Bank, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Bank's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Bank's written consent.

              (d) Bank may, at any time or times that an Event of Default exists or has occurred and is continuing: (i) notify any or all account debtors that the Accounts have been assigned to Bank and that Bank has a security interest therein and Bank may direct any or all accounts debtors to make payment of Accounts directly to Bank; (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations; (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Bank shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and (iv) take whatever other action Bank may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Bank's request, all invoices and statements


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sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Bank and are payable directly and only to Bank and Guarantor shall deliver to Bank such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Bank may require.

       3.2 Inventory Covenants. With respect to the Inventory: (a) Guarantor shall at all times maintain inventory records reasonably satisfactory to Bank, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Guarantor shall conduct a physical count of the Inventory at any time or times as Bank may request on or after an Event of Default, and promptly following such physical inventory count shall supply Bank with a report in the form and with such specificity as may be reasonably satisfactory to Bank concerning such physical count; (c) Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Bank, except for sales of Inventory in the ordinary course of Guarantor's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Bank's request, Guarantor shall, at its expense, at any time or times as Bank may request on or after an Event of Default, deliver or cause to be delivered to Bank written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Bank and by an appraiser acceptable to Bank, addressed to Bank or upon which Bank is expressly permitted to rely; (e) Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Guarantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Guarantor to repurchase such Inventory; (h) Guarantor shall keep the Inventory in good and marketable condition; (i) Guarantor shall not, without prior written notice to Bank, acquire or accept any Inventory on consignment or approval; and (j) upon the occurrence of an Event of Default, Guarantor shall not return any Inventory to its vendors without the prior written consent of Bank.

       3.3 Equipment Covenants. With respect to the Equipment: (a) upon Bank's request, Guarantor shall, at its expense, at any time or times as Bank may request on or after an Event of Default, deliver or cause to be delivered to Bank written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Bank and by appraiser acceptable to Bank; (b) Guarantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Guarantor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Guarantor's business and not for personal, family, household or farming use; (e) Guarantor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Guarantor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Guarantors in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Guarantor shall not permit any of the Equipment to be or become a part of or affixed to real



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property; and (g) Guarantor assumes all responsibility and liability arising from the use of the Equipment.

       3.4 Power of Attorney. Guarantor hereby irrevocably designates and appoints Bank (and all persons designated by Bank) as Guarantor's true and lawful attorney-in-fact, and authorizes Bank, in Guarantor's or Bank's name, to:
(a) at any time an Event of Default exists or has occurred and is continuing:
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral; (ii) enforce payment of Accounts by legal proceedings or otherwise;
(iii) exercise all of Guarantor's rights and remedies to collect any Account or other Collateral; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Bank deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account or other obligations included in the Collateral; (vii) prepare, file and sign Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor; (viii) notify the post office authorities to change the address for delivery of Guarantor's mail to an address designated by Bank, and open and dispose of all mail addressed to Guarantor; and (ix) do all acts and things which are necessary, in Bank's determination, to fulfill Guarantor's obligations under this Agreement and the other Financing Agreements; and (b) at any time to: (i) take control in any manner of any item of payment or proceeds thereof; (ii) have access to any lockbox or postal box into which Guarantor's mail is deposited; (iii) endorse Guarantor's name upon any items of payment or proceeds thereof and deposit the same in the Bank's account for application to the Obligations; (iv) endorse Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; (v) sign Guarantor's name on any verification of Accounts and notices thereof to account debtors; and (vi) execute in Guarantor's name and file any UCC financing statements or amendments thereto. Guarantor hereby releases Bank and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Bank's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

       3.5 Right to Cure. Bank may, at its option: (a) cure any default by Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against Guarantor; (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and (c) pay any amount, incur any expense or perform any act which, in Bank's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Bank with respect thereto. Bank may add any amounts so expended to the Obligations and charge Guarantor's account therefor, such amounts to be repayable by Guarantor on demand. Bank shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Guarantor. Any payment made or other action taken by Bank under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

       3.6 Access to Premises. From time to time as reasonably requested by Bank, at the cost and expense of Guarantor, (a) Bank or its designee shall have complete access to all of Guarantor's premises during normal business hours and after reasonable notice to Guarantor, or



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at any time and without notice to Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Guarantor's books and records, including, without limitation, the Records, and (b) Guarantor shall promptly furnish to Bank such copies of such books and records or extracts therefrom as Bank may request, and (c) use during normal business hours such of Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

       Guarantor hereby represents and warrants to Bank the following (which shall survive the execution and delivery of this Agreement):

       4.1 Corporate Existence, Power and Authority; Subsidiaries. Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any material indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms.

       4.2 Chief Executive Office; Collateral Locations. The chief executive office of Guarantor and Guarantor's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in
Schedule 4.2 hereto, subject to the right of Guarantor to establish new locations in accordance with Section 5.2 below.

       4.3 Priority of Liens; Title to Properties. The security interests and liens granted to Bank under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens permitted under Section 6.2(d) of the Credit Agreement. Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Bank and such others as are specifically permitted under Section 6.2(d) of the Credit Agreement.

       4.4 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Guarantor maintained at any bank or other financial institution are set forth in Schedule 4.4 hereto, subject to the right of Guarantor to establish new accounts in accordance with Section 5.4 below.



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       4.5 Accuracy and Completeness of Information. All information furnished by or on behalf of Guarantor in writing to Bank in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Guarantor, which has not been fully and accurately disclosed to Bank in writing.

       4.6 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Bank on the date of each additional borrowing or other credit accommodation under the Credit Agreement and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Bank.

SECTION 5. AFFIRMATIVE AND NEGATIVE COVENANTS.

       5.1 Maintenance of Existence. Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Guarantor shall give Bank thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Guarantor shall deliver to Bank a copy of the amendment to the Certificate of Incorporation of Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Guarantor as soon as it is available.

       5.2 New Collateral Locations. Guarantor may open any new location within the continental United States provided Guarantor (a) gives Bank thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Bank such agreements, documents, and instruments as Bank may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and if Guarantor leases such new location, provides a favorable landlord waiver or subordination.

       5.3 Insurance. Guarantor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Bank as to form, amount and insurer. Guarantor shall furnish certificates, policies or endorsements to Bank as Bank shall require as proof of such insurance, and, if Guarantor fails to do so, Bank is authorized, but not required, to obtain such insurance at the expense of Guarantor. All policies shall provide for at least thirty (30) days prior written notice to Bank of any cancellation or reduction of coverage and that Bank




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may act as attorney for Guarantor in obtaining, and at any time an Event of
Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Guarantor shall cause Bank to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Bank. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Bank as its interests may appear and further specify that Bank shall be paid regardless of any act or omission by Guarantor or any of its affiliates. At its option, Bank may apply any insurance proceeds received by Bank at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Bank may determine or hold such proceeds as cash collateral for the Obligations.

       5.4 Additional Bank Accounts. Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the accounts set forth in Schedule 4.4 hereto, except: (a) as to any new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Bank and subject to such conditions thereto as Bank may establish; and (b) as to any accounts used by Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Bank.

       5.5 Costs and Expenses. Guarantor shall pay to Bank on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Bank's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all costs, expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, environmental reports and inspections, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Bank, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Bank arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (e) the reasonable fees and disbursements of counsel (including legal assistants) to Bank in connection with any of the foregoing.

       5.6 Further Assurances. At the request of Bank at any time and from time to time, Guarantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing


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Agreements. Where permitted by law, Guarantor hereby authorizes Bank to execute and file one or more UCC financing statements signed only by Bank.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES.

       6.1 Events of Default. The occurrence or existence of any Event of Default under the Credit Agreement is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

       6.2 Remedies.

              (a) At any time an Event of Default exists or has occurred and is continuing, Bank shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Bank hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Bank's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Guarantor of this Agreement or any of the other Financing Agreements. Bank may, at any time or times, proceed directly against Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral.

              (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Bank may, in its discretion and without limitation: (i) accelerate the payment of all Obligations and demand immediate payment thereof to Bank (provided, that, upon the occurrence of any Event of Default described in Section 7.1(f) of the Credit Agreement, all Obligations shall automatically become immediately due and payable); (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral; (iii) require Guarantor, at Guarantor's expense, to assemble and make available to Bank any part or all of the Collateral at any place and time designated by Bank; (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral; (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Bank or elsewhere) at such prices or terms as Bank may deem reasonable, for cash, upon credit or for future delivery, with the Bank having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Guarantor, which right or equity of redemption is hereby expressly waived and released by Guarantor and/or (vii) terminate the Credit Agreement and the other Financing Agreements. If any of the Collateral is sold or leased by Bank upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Bank. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Bank to Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waives any other notice. In the event Bank institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Guarantor waives the posting of any bond which might otherwise be required.

              (c) Bank may apply the cash proceeds of Collateral actually received by Bank from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Bank may elect, whether or not then due. Guarantor shall remain liable to Bank for the payment of any deficiency with interest at the highest rate provided for in the Credit Agreement and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

SECTION 7. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

       7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

              (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

              (b) Guarantor irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of the State of California, County of Los Angeles and the United States District Court for the Central District of California and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, the Credit Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Guarantor and Bank in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Bank shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Bank deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Guarantor or its property).

              (c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Bank's option, by service upon Guarantor in any other manner provided under the rules of any such courts

              (d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION: (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS; OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND BANK IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND BANK TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

              (e) Bank shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Bank that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

       7.2 Waiver of Notices. Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Guarantor which Bank may elect to give shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

       7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Bank. Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Bank. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

       7.4 Indemnification. Guarantor shall indemnify and hold Bank, and its directors, agents, employees and counsel ("Indemnified Persons"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel; provided, that, the Guarantor shall have no obligation hereunder arising from the gross negligence or willful misconduct of such Indemnified Persons. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person, pursuant to this Section, the Indemnified Person shall notify the Guarantor within fifteen (15) days of the Bank being notified in writing of the commencement of such action, suite or proceeding, and the Guarantor may, at its election, assume the defense of such action, suit or proceeding, employing counsel selected by the Guarantor and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Bank in satisfaction of indemnified matters under this Section 7.4. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Credit Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

SECTION 8. MISCELLANEOUS.

       8.1 Notices. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or sent by facsimile or delivered, if to Guarantor, at its address set forth on the signature page hereof; and if to Bank, at its address set forth on the signature page to the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in written notice to the other party. All such notices and communications shall be effective when sent by facsimile, or three days after such notice or communication is deposited in the mails.

       8.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

       8.3 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Bank and its successors and assigns, except that Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Bank. Bank may assign its rights and delegate its obligations under this Agreement in accordance with Section 8.6 of the Credit Agreement.

       8.4 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

       IN WITNESS WHEREOF, Guarantor has caused these presents to be duly executed as of the day and year first above written.



                                     ELITE INFORMATION GROUP, INC., a Delaware corporation

                                     By: /s/ BARRY EMERSON
                                         -------------------------------
                                     Name: Barry Emerson
                                           -----------------------------
                                     Title: CFO
                                            ----------------------------


                                     CHIEF EXECUTIVE OFFICE:
                                     ----------------------

                                     5100 West Goldleaf Circle, Suite 100
                                     Los Angeles, California 90056-1271

                                  SCHEDULE 4.2

                                 Other Locations



Charlotte, North Carolina

                                  SCHEDULE 4.4

                                  Bank Accounts

Mellon Bank
-----------

Concentration Account #0692932 - ABA or Bank Routing Number #043000261

Payroll Account (ZBA) #0692916 - ABA or Bank Routing Number #043301601

Money Market Investment - Account Number # S039489W0-00 DR 288


Fleet Bank
----------

Concentration Account:  #9402206053 - Bank Routing Number 011000138

Payroll Account:  #9359613592